UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 9, 2006


                           Mpower Holding Corporation
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
         Delaware                        0-32941                       52-2232143
--------------------------------  ------------------------  --------------------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification
        incorporation)                                                     Number)

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             175 Sully's Trail, Suite 300, Pittsford, New York 14534
             -------------------------------------------------------
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (585) 218-6550

                                       N/A

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement

     On May 4, 2006, Mpower Holding Corporation, a Delaware corporation (the "Company"), U.S. TelePacific Holdings Corp., a Delaware corporation ("TelePacific"), and TPMC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TelePacific ("Merger Subsidiary") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. In connection with the Merger Agreement, certain stockholders of the Company controlling voting power over approximately 28% of the Company's outstanding common stock have entered into a voting agreement with TelePacific and Merger Subsidiary pursuant to which such stockholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement. The voting agreement will terminate upon any termination of the Merger Agreement.

     Immediately prior to the execution of the Merger Agreement, the Company and Continental Stock Transfer & Trust Company entered into an amendment (the "Rights Agreement Amendment") to the Rights Agreement dated as of July 10, 2003, as amended as of June 30, 2005 and March 14, 2005 (the "Rights Agreement").

The Merger Agreement

     At the effective time and as a result of the Merger, (i) the Company will become a wholly owned subsidiary of TelePacific and (ii) each share of Company common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $1.92 in cash (the "Merger Consideration"). Each outstanding share of restricted stock granted by the Company will become fully vested and converted into the right to receive the Merger Consideration and each outstanding option or warrant to purchase the Company's common stock will be converted into the right to receive a cash amount equal to the Merger Consideration less the exercise price for such option or warrant, as the case may be.

     The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause its stockholder meeting to be held to consider approval of the Merger Agreement and the Merger and (iv) subject to certain exceptions, for its board of directors to recommend approval and adoption by its stockholders of the Merger Agreement and the Merger. In addition, the Company made certain additional customary covenants, including among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning or provide confidential information in connection with alternative business combination transactions.

     Consummation of the Merger is subject to customary conditions, including
(i) approval by the Company's stockholders, (ii) receipt of applicable consents from the Federal Communications Commission, (iii) receipt of applicable consents from state public service or


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public utilities commissions (or similar state regulatory agencies) that regulate the Company's business, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period, (v) absence of any law or order prohibiting the closing and (vi) subject to certain specified exceptions, the absence of any material adverse effect with respect to the Company's business.

     Pursuant to the terms of the Merger Agreement, TelePacific and Merger Subsidiary have arranged for the delivery of a $2 million letter of credit for the benefit of the Company. TelePacific has agreed to cause the issuing bank to increase the amount of the letter of credit to $6 million on or prior to May 19, 2006. The letter of credit will serve as liquidity support to the Company in the event that TelePacific fails to consummate the Merger within twenty business days after all closing conditions have been satisfied. In such event, the Company will be entitled to draw upon the letter of credit as an advance with such advance to be offset against any damages for breach of the Merger Agreement the Company may recover.

     The Company may terminate the Merger Agreement under certain circumstances, including prior to the adoption of the Merger Agreement by its stockholders, if the Company's board of directors determines in good faith, in the exercise of its fiduciary duties, that it has received a unsolicited bona fide "superior proposal", as defined in the Merger Agreement, and otherwise complies with certain terms of the Merger Agreement (including giving TelePacific the opportunity to make an offer that is at least as favorable to the Company's stockholders as such "superior proposal"). In connection with such termination, the Company must pay a fee of $6 million to TelePacific plus up to an additional $2 million as reimbursement for expenses. In certain other circumstances the Merger Agreement provides for the Company to pay TelePacific a termination fee of $6 million and up to $2 million as reimbursement for expenses upon termination of the Merger Agreement.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

The Rights Agreement

     On May 4, 2006, prior to execution of the Merger Agreement, the Company amended its Rights Agreement to make the rights issued pursuant to the Rights Agreement inapplicable to the Merger and related transactions contemplated by the Merger Agreement in accordance with the terms thereof. In particular, neither TelePacific, Merger Subsidiary nor any of their affiliates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby.

     The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Additional Information

Forward-Looking Statement

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     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Company stockholder approval of the Merger or the failure to obtain regulatory approvals or satisfy the other conditions to the Merger; the termination of the Merger Agreement prior to the closing; the Merger may not close in the expected time-frame; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

Additional Information and Where to Find It

     In connection with the proposed merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE COMPANY. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company. Free copies of the Company's filings may be obtained by directing a request to Mpower Holding Corporation, 175 Sully's Trail, Suite 300, Pittsford, New York 14534.

Participants in the Solicitation

     The Company, TelePacific and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from the Company's stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company's executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated as of May 4, 2006, by and among U.S. TelePacific Holdings Corporation, TPMC Acquisition Corp. and Mpower Holding Corporation.


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

10.1 Amendment dated as of May 4, 2006 to the Rights Agreement, dated as of July 10, 2003 (as amended June 30, 2005 and March 14,
               2005), between Mpower Holding Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Mpower Holding Corporation



                                           By:   /s/ Russell I. Zuckerman
                                                --------------------------------
                                                Name:   Russell I. Zuckerman
                                                Title:  Senior Vice President,
                                                        General Counsel and
                                                        Secretary
Date:    May 9, 2006





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                                  EXHIBIT INDEX

   Exhibit
      No.                                      Description
      ---                                      -----------

     2.1 Agreement and Plan of Merger, dated as of May 4, 2006, by and among U.S. TelePacific Holdings Corporation, TPMC Acquisition Corp. and Mpower Holding Corporation.



    10.1 Amendment dated as of May 4, 2006 to the Rights Agreement, dated as of July 10, 2003 (as amended June 30, 2005 and March 14,
               2005), between Mpower Holding Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.





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